UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 12, 2026, Packaging Corporation of America (“PCA”) held its 2026 Annual Meeting of Stockholders, at which the following proposals were voted upon and approved by PCA’s stockholders:

(a) Election of Directors. Voting results are summarized as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote
Cheryl K. Beebe	74,535,448	5,009,056	41,399	3,975,507
Duane C. Farrington	78,947,264	561,789	76,850	3,975,507
Karen E. Gowland	78,119,832	1,370,588	95,483	3,975,507
Donna A. Harman	78,940,200	572,065	73,638	3,975,507
Mark W. Kowlzan	77,154,503	2,387,938	43,462	3,975,507
Robert C. Lyons	78,012,659	1,494,605	78,639	3,975,507
Samuel M. Mencoff	67,878,835	8,681,658	3,025,410	3,975,507
Roger B. Porter	64,678,389	11,849,812	3,057,702	3,975,507
Thomas S. Souleles	75,213,947	4,291,228	80,728	3,975,507

(b) Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of KPMG LLP as PCA’s independent registered public accounting firm was ratified by the following vote: 82,796,126 votes for, 744,560 votes against, and 20,724 abstentions.

(c) Approval of PCA’s Executive Compensation: 76,265,206 votes for, 2,299,022 votes against, 1,021,675 abstentions and 3,975,507 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ S. Ellis Cunningham
Vice President and General Counsel

Date: May 13, 2026